EXHIBIT 32

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of Ophthalmic Imaging Systems (“Registrant”) for the quarter ended March 31, 2008 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: May 14, 2008

/s/ Gil Allon

Gil Allon

Chief Executive Officer

/s/ Ariel Shenhar

Ariel Shenhar

Chief Financial Officer

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